SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

NATHAN'S FAMOUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-3189	11-3166443
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

1400 Old Country Road, Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number including area code	(516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2008, the Registrant entered into a Stock Purchase Agreement with Roasters Asia Pacific (Cayman) Limited (“Purchaser”) and NF Roasters Corp. (“NFR”) (the “Stock Purchase Agreement”) pursuant to which the Registrant sold to the Purchaser all of the stock of NFR in exchange for $4,045,194.16 in cash. Prior to entering into the Stock Purchase Agreement, NFR transferred to the Registrant assets having a value of approximately $1.1 million, consisting of intercompany receivables. In connection with the sale of NFR, NFR entered into a license agreement with Nathan’s Famous Systems, Inc. (“NFSI”), a subsidiary of the Registrant, pursuant to which NFR licensed to NFSI certain intellectual property necessary for the Registrant to continue to make available “Kenny Rogers” products at existing Nathan’s Famous and Miami Subs restaurants (the “License Agreement”).

Prior to entering into the Stock Purchase Agreement, NFR was party to a Master Development Agreement dated July 22, 1993 with the Purchaser and its affiliate, Roasters Asia Pacific (HK) Limited (together with Purchaser, “Developer”), as amended, including without limitation, by the Third Amendment to the Master Development Agreement dated July 15, 1999 and by the Fourth Amendment to the Master Development Agreement dated September 2003 (the “RAP Agreement”), pursuant to which the Developer was entitled to develop and franchise Kenny Rogers Roasters restaurants in Malaysia and certain other foreign territories. In accordance with the terms of the RAP Agreement, Developer paid license fees to NFR annually during the term of the RAP Agreement; the amount of the annual license fee has been immaterial. As a result of the sale of NFR pursuant to the Stock Purchase Agreement, effective at the time of such sale, there is no material relationship between the Registrant and any of its affiliates and the Purchaser, other than in respect of the Stock Purchase Agreement and the License Agreement described above.

The Stock Purchase Agreement is attached as Exhibit 10.1 hereto, the License Agreement is attached as Exhibit 10.2 hereto and the press release announcing the transaction is attached as Exhibit 99.1 hereto.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Stock Purchase Agreement entered into on April 23, 2008 by and among Roasters Asia Pacific (Cayman) Limited, NF Roasters Corp. and the Registrant

10.2	License Agreement dated April 23, 2008 between Roasters Asia Pacific (Cayman) Limited and the Registrant

99.1	Press release dated April 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized.

NATHAN'S FAMOUS, INC.

By: /s/ Ronald DeVos
Ronald DeVos
Vice-President Finance
and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: April 28, 2008